                                                            Exhibit 11.1

                       HEALTH MANAGEMENT ASSOCIATES, INC.

                       COMPUTATION OF EARNINGS PER SHARE
                     (In thousands, except per share data)


                                            Three months ended  Six months ended
                                                 March 31,         March 31,
                                            ------------------  ------------------
                                              1996      1995      1996      1995
                                            --------  --------  --------  --------

Net income..............................    $ 24,970  $ 18,636  $ 40,019  $ 29,945
                                            ========  ========  ========  ========


                  PRIMARY

Weighted average number of common shares
  outstanding during the period...........    70,139    69,042    69,831    69,011
Exercise of options, net of assumed
 purchase of treasury shares with
 proceeds therefrom.......................     3,481     2,931     3,466     2,818
                                            --------  --------  --------  --------

    Weighted average number of common
      shares outstanding during the
      period as adjusted..................    73,620    71,973    73,297    71,829
                                            ========  ========  ========  ========

Net income per share......................  $    .34  $    .26  $    .55  $    .42
                                            ========  ========  ========  ========

                    FULLY DILUTED

Weighted average number of common shares
  outstanding during the period...........    70,139    69,042    69,831    69,011
Exercise of options, net of assumed
 purchase of treasury shares with
 proceeds therefrom.......................     3,779     3,089     3,994     3,099
                                            --------  --------  --------  --------

    Weighted average number of common
      shares outstanding during the
      period as adjusted..................    73,918    72,131    73,825    72,110
                                            ========  ========  ========  ========

Net income per share......................  $    .34  $    .26  $    .54  $    .42
                                            ========  ========  ========  ========


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